SPECIMEN

NUMBER
TBW

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE WARRANT AGREEMENT DESCRIBED BELOW

WARRANTS

Taboola

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

CUSIP

WARRANT

THIS CERTIFIES THAT,

OR REGISTERED ASSIGNS,

IS THE REGISTERED HOLDER OF:

warrants evidenced hereby (the "Warrants" and each, a "Warrant") to purchase ordinary shares of no par value per share (the "Ordinary Shares"), of Taboola.com LTD., a company organized under the laws of the State of Israel (the "Company"). Each Warrant entitles the holder, upon exercise during the Exercise Period set forth in the Assignment, Assumption and Amended and Restated Warrant Agreement, dated as of [ ] [ ], 2021 (as amended from time to time, the "Warrant Agreement"), to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below, at the exercise price (the "Warrant Price") as determined pursuant to the Warrant Agreement, payable in lawful money (or through "cashless exercise" as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The initial Warrant Price per Ordinary Share for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:

TABOOLA.COM LTD.

CHIEF EXECUTIVE OFFICER AND FOUNDER

TABOOLA.COM LTD. CORPORATE SEAL 2006 ISRAEL

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
AS WARRANT AGENT

BY:

AUTHORIZED SIGNATURE

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued or to be issued pursuant to an Assignment, Assumption and Amended and Restated Warrant Agreement, dated as of [ ] [ ], 2021 (as amended from time to time, the "Warrant Agreement"), duly executed and delivered by the Company to Broadridge Corporate Issuer Solutions, Inc., a New York corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through "cashless exercise" as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Ordinary Shares to be issued upon exercise is effective under the Securities Act of 1933, as amended, and (ii) a prospectus thereunder relating to the Ordinary Shares is current, except through "cashless exercise" as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon the exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

SUBSCRIPTION FORM

(To Be Executed by the Registered Holder(s) in Order to Exercise Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares in accordance with the terms of this Warrant Certificate and pursuant to the method selected below. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Certificate. PLEASE CHECK ONE METHOD OF PAYMENT:

☐ a "Cash Exercise" with respect to _____________ Warrants; and/or

☐ a "Cashless Exercise" with respect to ______________ Warrants, in which event the Company shall deliver to the registered holder(s) __________ Ordinary Shares pursuant to the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name(s) of:

____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER(S)

and be delivered to: ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder(s) at the address(es) stated below:

____

(PLEASE PRINT OR TYPE NAME AND ADDRESS(ES))

Dated: ______________________________ .

____

Signature(s)

____

____

Signature(s) Guaranteed

____

(Social Security or Taxpayer Identification Number(s))

ASSIGNMENT

(To Be Executed by the Registered Holder in Order to Assign Warrants)

For Value Received, ______________________________ hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

____

____

(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES), INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

and be delivered to: ____

(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES), INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

_____________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint ______________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________ .

____

Signature(s)

Signature(s) Guaranteed

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

By ______________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

____

(Social Security or Taxpayer Identification Number)